CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                PHIBRO-TECH, INC.

                  ---------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                  ---------------------------------------------

            PHIBRO-TECH, INC., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

            FIRST: SECOND of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, County of Kent, Delaware 19901. The name of the registered agent of the corporation at such address is National Corporate Research, Ltd.

            SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 4th day of December, 1998.

                                          PHIBRO-TECH, INC.

                                          By: /s/ I. David Paley
                                              ------------------
                                              I. David Paley
                                              President

ATTEST:

By: /s/ Joseph M. Katzenstein
    -------------------------
    Joseph M. Katzenstein
    Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                PHIBRO-TECH, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

      PHIBRO-TECH, INC., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

      FIRST: FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

      "FOURTH:

      1. Classes of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is five thousand seven hundred and sixty (5,760), (a) divided into two classes of common stock, consisting of (i) four thousand (4,000) shares of Class A Common Stock, par value of one cent ($0.01) per share ("Class A Common Stock"), and (ii) seven hundred and sixty (760) shares of Class B Common Stock, par value of one cent ($0.01) per share ("Class B Common Stock") (together, the "Common Stock") and
(b) one thousand (1,000) shares of Preferred Stock having a par value of one cent ($0.01) per share (the "Preferred Stock").

      2. Series of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with the authority to designate by resolution or resolutions the powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitation or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price or liquidation preference, or any series of Preferred Stock, and to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

      3. Identical Rights. Except as otherwise set forth in this article FOURTH, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences and rights, and the same qualifications, limitations and restrictions thereof.


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

      4. Voting Rights. Each issued and outstanding share of Class A Common Stock shall entitle the holder of record thereof to full voting power. Except as any provision of law may otherwise require, no share of Class B Common Stock shall entitle the holder thereof to any voting power whatsoever, to any right to participate in any meeting of stockholders, or to have any notice of any meeting of stockholders.

      5. Subdivision and Combination. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided and combined.

      6. Increase or Decrease in Number of Shares. The number of authorized shares of any class or series of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon and the holders of such class or series, or of any other class or series of capital stock of the Corporation shall not be entitled to vote on such amendment separately as a class or series."

      SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"). The amendment was thereafter approved by written consent in lieu of a meeting of the stockholders pursuant to Section 228 and 242 of the DGCL, and written notice of such approval has been or will be provided as and to the extent required by such Section 228.

            IN WITNESS WHEREOF, the Undersigned has caused this Certificate to be duly execute in its corporate name this 29th day of January, 1999.

                                    PHIBRO-TECH, INC.


                                    By: /s/ I. David Paley
                                        ------------------
                                        I. David Paley
                                        President

ATTEST:


By: /s/ Joseph M. Katzenstein
    -------------------------
    Joseph M. Katzenstein
    Secretary


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